UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

PLEXUS CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-14423	39-1344447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Plexus Way, Neenah, WI 54956

(Address of principal executive offices) (Zip Code)

(920) 722-3451

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2012, Plexus Corp. (the “Company”) entered into a five-year, $250 million senior unsecured credit facility that terminates on May 15, 2017 (the “New Credit Facility”). The New Credit Facility includes a $160 million revolving credit facility and a $90 million term loan. The revolving credit facility may be increased by up to $100 million generally by mutual agreement of the Company, the lenders, the letter of credit issuers and the administrative agent named in the Credit Agreement (defined below), subject to certain customary conditions. The New Credit Facility is being used (i) to refinance the Company’s existing $100 million senior unsecured revolving credit facility (no amounts were outstanding at March 31, 2012) and its $150 million senior unsecured term loan (balance of $90.0 million as of March 31, 2012), both of which were scheduled to mature on April 4, 2013 (the “Prior Credit Facility”), and (ii) for general corporate purposes. Borrowings under the New Credit Facility will bear interest, at the Company’s option, at a eurocurrency or base rate plus, in each case, an applicable interest rate margin based on the Company’s then-current consolidated total debt to consolidated EBITDA (as defined in the Credit Agreement) ratio. At the Company’s current leverage ratio, the interest rate margin would be 1.375% on eurocurrency loans and 0% on base rate loans.

The financial covenants under the New Credit Facility require that the Company maintain, as of each fiscal quarter end, (i) a ratio of consolidated total debt to consolidated EBITDA for the preceding four fiscal quarters then ended of not greater than 3.0 to 1.0, and (ii) a ratio of consolidated EBIT (as defined in the Credit Agreement) to consolidated interest expense of at least 3.5 to 1.0. The Company believes it is currently in compliance with all covenants of the New Credit Facility.

The foregoing description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, dated as of May 15, 2012, among the Company and the banks, financial institutions and other institutional lenders listed on the signature pages thereof, U.S. Bank National Association, as administrative agent, PNC Bank, National Association, as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., HSBC Bank USA, National Association, RBS Citizens, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and U.S. Bank National Association and PNC Capital Markets LLC, as joint lead arrangers and joint book runners (including the related subsidiary guaranty), filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 15, 2012, in connection with the transaction described in Item 1.01 above, the Company terminated its $250 million Prior Credit Facility, which was set to terminate on April 4, 2013. At the time of termination, the Company believes that it was in compliance with all covenants under its Prior Credit Facility. For a discussion of the circumstances relating to the termination, see Item 1.01 above, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Incorporated herein by reference to Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit Number	Description

10.1	Credit Agreement, dated as of May 15, 2012, among Plexus Corp. and the banks, financial institutions and other institutional lenders listed on the signature pages thereof, U.S. Bank National Association, as administrative agent, PNC Bank, National Association, as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., HSBC Bank USA, National Association, RBS Citizens, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and U.S. Bank National Association and PNC Capital Markets LLC, as joint lead arrangers and joint bookrunners (including the related subsidiary guaranty).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLEXUS CORP.

Date: May 16, 2012	By:	/s/ ANGELO M. NINIVAGGI
Angelo M. Ninivaggi
Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Credit Agreement, dated as of May 15, 2012, among Plexus Corp. and the banks, financial institutions and other institutional lenders listed on the signature pages thereof, U.S. Bank National Association, as administrative agent, PNC Bank, National Association, as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., HSBC Bank USA, National Association, RBS Citizens, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and U.S. Bank National Association and PNC Capital Markets LLC, as joint lead arrangers and joint bookrunners (including the related subsidiary guaranty).